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                                                                     EXHIBIT 5.1


                     Rich, May, Bilodeau & Flaherty, P.C.
                            The Old South Building
                             294 Washington Street
                            Boston, MA  02108-4675
                           Telephone (617) 482-1360
                              Fax (617) 556-3889

                                               November 27, 1996
CORE, INC.
18881 Von Karman Avenue
Suite 1750
Irvine, CA  92715

     Re:  Shares Registered on Form S-8
          -----------------------------

Ladies and Gentlemen:

     We have been retained as counsel to CORE, INC., a Massachusetts corporation (the "Company"), in connection with the preparation for the Company's Registration Statement on Form S-8 for the registration of an aggregate of 50,104 shares of the Company's Common Stock, which have been issued pursuant to stock options (the "Shares").

     We have examined originals, or certified, conformed or reproduction copies, of all such records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinion hereinafter expressed. In all such examinations, we have assumed the genuineness of all signatures on original or certified copies and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to our opinion, we have relied upon statements or certificates of public officials, officers or representatives of the Company and others.

     Based upon the foregoing, we are of the opinion that the Shares have been validly issued and fully paid and are non-assessable.

     We hereby consent to the filing of this opinion as an Exhibit to said Registration Statement on Form S-8.

     We are members of the bar of the Commonwealth of Massachusetts and do not hold ourselves out as being competent to opine as to matters of law governed by other states. Accordingly, our opinion is limited to the laws of the Commonwealth of Massachusetts and the laws of the federal government of the untied States of America.

                                      Very truly yours,

                                      /s/ Rich, May, Bilodeau & Flaherty, P.C.

                                      RICH, MAY, BILODEAU & FLAHERTY, P.C.